UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2008

Belvedere SoCal
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-141453	20-8356735
(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 825, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 434-1236
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2008, Belvedere SoCal announced that William Baribault has been appointed Chief Executive Officer of Belvedere SoCal and its subsidiary banks, Professional Bank and Spectrum Bank.  Alison Davis resigned her title as Chief Executive Officer of Belvedere SoCal on that same date.

William Baribault, Age: 62  Mr. Baribault is the former Chairman of Professional Business Bank, a position he held from its inception in November of 2001 until the time it was acquired by Belvedere SoCal.  He has been a director of Belvedere SoCal since its acquisition of Professional Business Bank in November of 2007. Mr. Baribault is currently the Vice Chairman of Henry Company, a Los Angeles, California-based business with over $300 million in revenue.  Mr. Baribault joined the Henry Company in early 2001 as Chief Operating Officer and was promoted to Chief Executive Officer in April of 2005.  In July of 2007, Mr. Baribault resigned his position as Chief Executive Officer.  Mr. Baribault earned his bachelor of arts degree from Stanford University.

Section 9-Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits.

Exhibits

99.1           Press Release dated February 28, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008	Belvedere SoCal By: /s/ Michael McCall Michael McCall Chief Financial Officer (Principal Financial Officer)

Exhibit Index:

99.1	Press Release dated February 28, 2008